Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
10/21/10	Investors: Mary Kay Shaw, 630-623-7559
Media: Heidi Barker, 630-623-3791

McDONALD’S THIRD QUARTER EARNINGS RISE 12% ON STRONG GLOBAL SALES

OAK BROOK, IL — McDonald’s Corporation today announced strong results for the third quarter driven by growth across all areas of the world.

“McDonald’s customer focus, menu innovation and the ongoing modernization of our restaurants continue to drive our business momentum,” said Chief Executive Officer Jim Skinner. “For the third quarter, we grew comparable sales and customer visits around the world and delivered increased profitability. As we continue to invest in our business and extend the McDonald’s brand, I am confident that we will create even more ways to satisfy consumers looking for high quality, great tasting food that’s convenient and affordable.”

The Company reported the following highlights for the quarter:

•	Global comparable sales increased 6.0%, with the U.S. up 5.3%, Europe up 4.1% and Asia/Pacific, Middle East and Africa up 8.1%

•	Consolidated operating income increased 8% (11% in constant currencies) over the prior year

•	Diluted earnings per share were $1.29, up 12% (15% in constant currencies) over the prior year

•	Returned $1.4 billion to shareholders through share repurchases and dividends

In addition, the Company previously announced the following:

•	On September 22, McDonald’s Board of Directors increased the quarterly cash dividend by 11% to $0.61 per share – the equivalent of $2.44 per share annually – effective for the fourth quarter 2010

McDonald’s U.S. continues to drive increased sales and traffic through customer-focused initiatives that provide variety and value. In the third quarter, the nationwide promotion of McCafé Frappés and Smoothies, McDonald’s classic core favorites and the everyday affordability of the Dollar Menu were key contributors to the segment’s robust comparable sales growth and 7% increase in operating income.

McDonald’s Europe delivered comparable sales increases and grew operating income by 3% (12% in constant currencies) in the third quarter, despite a challenging informal eating out marketplace. Throughout Europe, McDonald’s emphasis on providing signature menu favorites across all price-tiers, reimaging to create a more inviting restaurant experience and extending McDonald’s convenience with expanded operating hours resonated with consumers and contributed to the segment’s results.

Asia/Pacific, Middle East and Africa’s (APMEA) third quarter results reflect broad-based strength with strong comparable sales increases in many markets, led by Japan, China and Australia. Across the segment, compelling value, unique limited-time offerings and daypart expansion generated increased consumer demand for McDonald’s in APMEA and contributed to the segment’s 22% operating income growth (15% in constant currencies).

Jim Skinner concluded, “Our alignment behind McDonald’s Plan to Win has never been stronger. Collectively, we remain focused on becoming our customers’ favorite place and way to eat and drink. I am confident that we will continue to provide the outstanding restaurant experience customers expect from McDonald’s while delivering profitable growth for our System and our shareholders over the long-term. As we begin the final quarter of 2010, our momentum continues with October global comparable sales expected to increase 5% to 6%.”

KEY HIGHLIGHTS – CONSOLIDATED

Dollars in millions, except per share data

	Quarters ended September 30,				Nine months ended September 30,
	2010	2009	% Inc	% Inc Excluding Currency Translation	2010	2009	% Inc	% Inc Excluding Currency Translation
Revenues	$6,304.9	$6,046.7	4	6	$17,860.5	$16,771.3	6	5
Operating income	2,096.5	1,932.8	8	11	5,615.9	5,014.7	12	11
Net income	1,388.4	1,261.0	10	13	3,704.0	3,334.2	11	10
Earnings per share-diluted*	1.29	1.15	12	15	3.42	3.00	14	13

*	Foreign currency translation had a negative impact of $0.03 on 2010 diluted earnings per share for the quarter and a positive impact of $0.03 per share for the nine months.

In addition, the following items, in total, negatively impacted the growth rate in diluted earnings per share for the nine months ended September 30, 2010 by 3 percentage points. The impact of these items was not significant for the quarter:

For the nine months ended September 30, 2010:

•

$0.03 per share after tax charge ($0.04 per share in constant currencies) related to restaurant closings in Japan in conjunction with the first quarter strategic review of the market’s restaurant portfolio

For the nine months ended September 30, 2009:

•	$0.05 per share after tax gain related to the sale of the Company’s minority interest in Redbox Automated Retail, LLC

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE

Comparable sales represent sales at all restaurants and comparable guest counts represent the number of transactions at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction and natural disasters. Comparable sales exclude the impact of currency translation. Management reviews the increase or decrease in comparable sales and comparable guest counts compared with the same period in the prior year to assess business trends. The number of weekdays and weekend days, referred to as the calendar shift/trading day adjustment, can impact comparable sales and guest counts. In addition, the timing of holidays can impact comparable sales and guest counts.

Information in constant currency is calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation and bases certain incentive compensation plans on these results because they believe this better represents the Company’s underlying business trends.

RELATED COMMUNICATIONS

McDonald’s Corporation will broadcast its investor conference call live over the Internet at 10:00 a.m. Central Time on October 21, 2010. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast and podcast available for a limited time.

See Exhibit 99.2 in the Company’s Form 8-K filing for supplemental information related to the Company’s results for the quarter and nine months ended September 30, 2010.

Donna Rodriguez, Senior Director of Investor Relations, will speak at 4:15 p.m. Central Time at the Morningstar Stocks Forum on November 4, 2010. This presentation will be available for replay for a limited time thereafter at www.morningstar.com.

The Company plans to release October 2010 sales information on November 8, 2010.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K.

McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data			Inc /(Dec)

Quarters ended September 30,	2010	2009	$	%
Revenues
Sales by Company-operated restaurants	$4,246.6	$4,093.6	153.0	4
Revenues from franchised restaurants	2,058.3	1,953.1	105.2	5

TOTAL REVENUES	6,304.9	6,046.7	258.2	4

Operating costs and expenses
Company-operated restaurant expenses	3,354.0	3,299.8	54.2	2
Franchised restaurants–occupancy expenses	344.4	338.6	5.8	2
Selling, general & administrative expenses	556.3	549.6	6.7	1
Impairment and other charges (credits), net	3.6	(1.5)	5.1	n/m
Other operating (income) expense, net	(49.9)	(72.6)	22.7	31
Total operating costs and expenses	4,208.4	4,113.9	94.5	2

OPERATING INCOME	2,096.5	1,932.8	163.7	8

Interest expense	114.8	117.8	(3.0)	(3)
Nonoperating (income) expense, net	7.2	(6.0)	13.2	n/m
Gain on sale of investment		(0.6)	0.6	n/m

Income before provision for income taxes	1,974.5	1,821.6	152.9	8
Provision for income taxes	586.1	560.6	25.5	5

NET INCOME	$1,388.4	$1,261.0	127.4	10

EARNINGS PER SHARE-DILUTED	$1.29	$1.15	0.14	12

Weighted average shares outstanding-diluted	1,074.9	1,098.2	(23.3)	(2)

n/m Not meaningful

McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data			Inc /(Dec)

Nine months ended September 30,	2010	2009	$	%
Revenues
Sales by Company-operated restaurants	$12,063.1	$11,428.5	634.6	6
Revenues from franchised restaurants	5,797.4	5,342.8	454.6	9

TOTAL REVENUES	17,860.5	16,771.3	1,089.2	6

Operating costs and expenses
Company-operated restaurant expenses	9,679.7	9,379.6	300.1	3
Franchised restaurants–occupancy expenses	1,018.0	953.3	64.7	7
Selling, general & administrative expenses	1,667.5	1,578.4	89.1	6
Impairment and other charges (credits), net	41.2	0.9	40.3	n/m
Other operating (income) expense, net	(161.8)	(155.6)	(6.2)	(4)
Total operating costs and expenses	12,244.6	11,756.6	488.0	4

OPERATING INCOME	5,615.9	5,014.7	601.2	12

Interest expense	333.9	358.0	(24.1)	(7)
Nonoperating (income) expense, net	15.3	(34.4)	49.7	n/m
Gain on sale of investment		(94.9)	94.9	n/m

Income before provision for income taxes	5,266.7	4,786.0	480.7	10
Provision for income taxes	1,562.7	1,451.8	110.9	8

NET INCOME	$3,704.0	$3,334.2	369.8	11

EARNINGS PER SHARE-DILUTED	$3.42	$3.00	0.42	14

Weighted average shares outstanding-diluted	1,083.9	1,111.6	(27.7)	(2)

n/m Not meaningful